UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2010

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01 - Other Events

On July 28, 2010, we entered into a settlement agreement with Abbott Laboratories (“Abbott”) and Hospira, Inc. (“Hospira”), effective as of July 12, 2010 (the “Effective Date”), which resolves all claims and counterclaims between us and Abbott pending before the U.S. District Court in the Eastern District of Texas, Texarkana Division or that accrued prior to the Effective Date.  The settlement agreement provides that Hospira shall deliver to us $6 million within 15 business days of the Effective Date, and Abbott waives its rights to any Series IV Class B preferred stock accrued dividends.  In addition, Hospira is granted an exclusive one-year option to negotiate a licensing agreement for certain uses of our Patient Safe® syringe.  In exchange for the option, Hospira shall pay us $2 million per quarter for four quarters, beginning three months from the Effective Date and every three months thereafter, for a total of $8 million.  In the event a licensing agreement is entered into, any remaining portion of the option fee shall, when paid, be credited against royalties payable by Hospira to RTI then or in the future under the exclusive license. All claims have been dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 2, 2010	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER